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                           WYMAN-GORDON COMPANY
                           FISCAL 1999 FORM 10-K


EXHIBIT 21


                   WYMAN-GORDON COMPANY AND SUBSIDIARIES



     The following is a list of Wyman-Gordon's subsidiaries as of May 31, 1999:

<CAPTION
                                               PLACE OF
                                               INCORPORATION
       NAME OF SUBSIDIARY                      OR ORGANIZATION
Cameron Forged Products Limited                United Kingdom

Cypress Extrusion Press Corporation            Delaware

ForCast FSC, Ltd.                              Virgin Islands

International Extruded Products, LLC           New York

Precision Founders, Inc.                       California

Reisner Metals, Inc.                           California

Scaled Composites, Inc.                        California

Scaled Manufacturing, Inc.                     Delaware

Wyman-Gordon Composites, Inc.                  Delaware

Wyman-Gordon Composite Technologies, Inc.      California

Wyman-Gordon Forgings, Inc.                    Delaware

Wyman-Gordon Investment Castings, Inc.         Delaware

Wyman-Gordon Limited                           United Kingdom/
                                               Delaware

Wyman-Gordon Receivables Corporation           Delaware

Wyman-Gordon Titanium Castings, LLC            Oregon









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